A special meeting of each fund's shareholders was held on December 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	458,190,063.70	83.431
Against	70,246,908.89	12.791
Abstain	20,745,786.74	3.778
TOTAL	549,182,759.33	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	521,583,205.95	94.974
Withheld	27,599,553.38	5.026
TOTAL	549,182,759.33	100.000
Ralph F. Cox
Affirmative	519,150,329.49	94.531
Withheld	30,032,429.84	5.469
TOTAL	549,182,759.33	100.000
Laura B. Cronin
Affirmative	520,911,931.53	94.852
Withheld	28,270,827.80	5.148
TOTAL	549,182,759.33	100.000
Dennis J. Dirks B
Affirmative	521,590,729.90	94.976
Withheld	27,592,029.43	5.024
TOTAL	549,182,759.33	100.000
Robert M. Gates
Affirmative	519,905,480.12	94.669
Withheld	29,277,279.21	5.331
TOTAL	549,182,759.33	100.000
George H. Heilmeier
Affirmative	520,921,777.54	94.854
Withheld	28,260,981.79	5.146
TOTAL	549,182,759.33	100.000
Abigail P. Johnson
Affirmative	519,065,339.91	94.516
Withheld	30,117,419.42	5.484
TOTAL	549,182,759.33	100.000
Edward C. Johnson 3d
Affirmative	518,847,346.05	94.476
Withheld	30,335,413.28	5.524
TOTAL	549,182,759.33	100.000
Donald J. Kirk
Affirmative	521,181,241.00	94.901
Withheld	28,001,518.33	5.099
TOTAL	549,182,759.33	100.000
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	521,391,176.23	94.939
Withheld	27,791,583.10	5.061
TOTAL	549,182,759.33	100.000
Ned C. Lautenbach
Affirmative	521,804,568.92	95.015
Withheld	27,378,190.41	4.985
TOTAL	549,182,759.33	100.000
Marvin L. Mann
Affirmative	520,497,408.02	94.777
Withheld	28,685,351.31	5.223
TOTAL	549,182,759.33	100.000
William O. McCoy
Affirmative	520,233,312.84	94.729
Withheld	28,949,446.49	5.271
TOTAL	549,182,759.33	100.000
Robert L. Reynolds
Affirmative	521,415,834.89	94.944
Withheld	27,766,924.44	5.056
TOTAL	549,182,759.33	100.000
Cornelia M. Small B
Affirmative	521,014,631.05	94.871
Withheld	28,168,128.28	5.129
TOTAL	549,182,759.33	100.000
William S. Stavropoulos
Affirmative	520,522,282.96	94.781
Withheld	28,660,476.37	5.219
TOTAL	549,182,759.33	100.000
A Denotes trust-wide proposals and voting results. B Effective January 1, 2005.